[BEARD MILLER COMPANY LETTERHEAD APPEARS HERE]







Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Members of the Commission:

        We have read and agree with the comments in Item 4.01 of Form 8-K of BCSB Bankcorp, Inc., dated December 20, 2004.


                                                /s/ Beard Miller Company LLP

December 30, 2004
Baltimore, Maryland